Exhibit 99.1

Investor Contact:  Larry Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Citi Chemicals Conference

Clayton, MO, November 19, 2008 – Olin Corporation’s (NYSE: OLN) senior management will present at the Citi Chemicals Conference on Tuesday, December 2, 2008 at 2:20 p.m. Eastern Time in New York, NY.

A copy of the presentation will be available the evening prior to the presentation on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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